UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 23, 2021

SCP Private Credit Income BDC LLC

(Exact name of Registrant as specified in its charter)

Delaware	814-01294	83-0634992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Park Avenue

New York, NY 10022

(Address of Principal Executive Offices)

(212) 993-1670

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

SCP Private Credit Income BDC LLC (the “Company”) entered into the First Amendment to its Second Amended and Restated Limited Liability Company Agreement (the “Amendment”), effective as of June 23, 2021. The Company’s board of directors approved the Amendment by written consent on May 5, 2021.

The Amendment amended certain provisions of the Company’s Second Amended and Restated Limited Liability Company Agreement, dated as of February 25, 2020 (the “LLC Agreement”), to modify the definition of Investment Period therein. The Amendment revised the definition of “Investment Period” in the LLC Agreement to extend the end of the Company’s Investment Period to the close of business on December 31, 2022.

The description above is only a brief summary of the material provisions of the Amendment and is qualified in its entirety by reference to the full text of the Amendment, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 2, 2021, the Company received consent that approved the Amendment from the holders of an aggregate of 9,586,174 of its limited liability company units (“Units”), representing 100% of its issued and outstanding Units as of such date. No other votes are required to adopt the Amendment, which became effective as of June 23, 2021.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

Exhibit No.	Description

3.1	First Amendment to the Second Amended and Restated Limited Liability Company Agreement, dated as of June 23, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCP PRIVATE CREDIT INCOME BDC LLC

Dated: June 25, 2021	By:	/s/ Richard L. Peteka
Richard L. Peteka
Secretary